LIST OF REGISTRANT'S SUBSIDIARIES

                                   State or Other Jurisdicition       Owned
                                        of Incorporation          By Registrant
                                   ----------------------------   -------------

Centaur Technology, Inc..........  California                         100
Integrated Device Technology,
  Asia, Ltd .....................  Hong Kong                          100
IDT ASIA, Ltd....................  Hong Kong                          100
IDT Europe Limited...............  United Kingdom                     100
IDT France S.A.R.L...............  France                             100
IDT Foreign Sales Corporation ...  Barbados                           100
Integrated Device Technology, AB.  Sweden                             100
Integrated Device Technology,
  Europe, Inc....................  California                         100
Integrated Device Technology,
  K.K............................  Japan                              100
Integrated Device Technology
  GmbH...........................  Germany                            100
Integrated Device Technology
  Italia S.r.l...................  Italy                              100
Integrated Device Technology
  (Malaysia) SDN. BHD............  Malaysia                           100
Quantum Effect Design, Inc.......  California                          56